Exhibit 99.1

News Release For Immediate Release http://www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Scott McCarty 303-460-2103, smccarty@ball.com

Ball Reports Improved Second Quarter Results

Highlights
●	Second quarter 2012 comparable earnings per diluted share of 89 cents (after negative impact of Euro translation of 4 cents), vs. 85 cents in 2011
●	Continued growth in specialty beverage can volumes in North America, with volumes up 24 percent YTD
●	Full-year free cash flow now expected to be at least a half a billion dollars; majority of free cash flow targeted for share buyback and dividends
●	Ball remains on track to achieve full-year goal of 10 to 15 percent diluted EPS growth

BROOMFIELD, Colo., July 26, 2012—Ball Corporation (NYSE:BLL) today reported second quarter net earnings attributable to the corporation of $139.5 million, or 88 cents per diluted share, on sales of $2.3 billion, compared to $143.1 million, or 84 cents per diluted share, on sales of $2.3 billion in the second quarter of 2011. Results for the first six months of 2012 were net earnings attributable to the corporation of $227.8 million, or $1.42 per diluted share, on sales of $4.3 billion, compared to $234.4 million, or $1.37 cents per diluted share, on sales of $4.3 billion in the first six months of 2011.
Comparable 2012 earnings per diluted share for the second quarter and year-to-date were 89 cents and $1.52, respectively versus second quarter and year-to-date 2011 comparable earnings per diluted share of 85 cents and $1.43, respectively.
Details of comparable segment earnings and business consolidation activities can be found in Notes 1 and 2 to the unaudited consolidated financial statements that accompany this news release.
“Our improved second quarter and first half results reflect the continued successful execution of our Drive for 10 strategy and our focus on returning value to our shareholders,” said John A. Hayes, president and chief executive officer.
“Our new beverage can plants in China, Brazil and Vietnam will contribute favorably to our results during the second half of 2012,” said Raymond J. Seabrook, executive vice president and chief operating officer, global packaging. “Emerging market and specialty can volume growth during the quarter offset flat volumes in North America and the financial impact of a lower euro.”

Ball Corporation · 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

Metal Beverage Packaging, Americas & Asia

Metal beverage packaging, Americas and Asia, comparable segment operating earnings were $136.8 million in the second quarter on sales of $1.2 billion, compared to $126.1 million on sales of $1.2 billion in the second quarter of 2011. For the first six months, comparable segment operating earnings were $242.3 million on sales of $2.3 billion, compared to $241.7 million on sales of $2.2 billion during the same period in 2011.
Increased demand for specialty packaging in the U.S., especially for Ball's Alumi-Tek® bottle, partially offset continued weaker demand for standard 12-ounce cans in North America. Volumes in Brazil and China through the first half of 2012 are up low-double digits and are expected to continue to grow in the second half of the year as new plants supply market demand.

Metal Beverage Packaging, Europe

Metal beverage packaging, Europe, results in the second quarter were comparable segment operating earnings of $65.7 million on sales of $556.2 million, compared to $84.7 million on sales of $607.9 million in 2011. Results for the first six months were comparable segment operating earnings of $119.4 million on sales of $1.0 billion, compared to $137.8 million on sales of $1.1 billion in 2011.
European beverage can volumes increased low-single digits in the quarter and through the first half. Extruded aluminum aerosol volumes also increased through the first six months compared to the same period last year. The earnings translation effect of a lower Euro was the primary factor in lower segment earnings in the quarter.

Metal Food & Household Products Packaging, Americas

Metal food and household products packaging, Americas, results in the second quarter were comparable segment operating earnings of $31.9 million on sales of $327.6 million, compared to $41.3 million in 2011 on sales of $345.7 million. Year-to-date results were comparable segment operating earnings of $59.9 million on sales of $658.0 million, compared to $81.1 million on sales of $690.4 million in 2011.

First half results were lower versus the same period in 2011 due to the absence of inventory holding gains from a year ago and weaker food can volumes, partially offset by improved results in the company's extruded aluminum slug business and better segment manufacturing performance.

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2

Aerospace and Technologies

Aerospace and technologies results were comparable segment operating earnings of $20.2 million on sales of $210.3 million in the second quarter, compared to $21.7 million on sales of $199.9 million in 2011. For the first six months, comparable segment operating earnings were $39.9 million on sales of $411.9 million compared to $40.4 million on sales of $391.1 million during the same period last year. Backlog at the end of the quarter was $780.4 million.
During the quarter, the B612 Foundation, a nonprofit organization, announced that Ball Aerospace will build a space telescope that will scan the solar system for asteroids posing a threat to Earth. This will be the first privately funded deep-space mission. Also during the quarter, DigitalGlobe announced continued government support for the Ball-built WorldView satellites through Aug. 31, 2013.

Outlook

“Full year 2012 free cash flow is now expected to be at least a half a billion dollars as we reduce growth capital spending plans to better align with recent global trends,” said Scott C. Morrison, senior vice president and chief financial officer. “The majority of 2012 free cash flow is expected to be returned to shareholders through share repurchases and dividends.”
“After a very good first half which was slightly above our expectations, we remain on track to achieve our goal of 10 to 15 percent diluted earnings per share growth for the full year,” Hayes said. “We continue to anticipate a stronger second half compared to the first half of 2012 as new, emerging market plants contribute positively to our results, and the food and household and Brazilian businesses enter their busiest seasons.”
Ball Corporation is a supplier of high quality packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 14,500 people worldwide and reported 2011 sales of more than $8.6 billion. For the latest Ball news and for other company information, please visit http://www.ball.com.

Conference Call Details
Ball Corporation [NYSE: BLL] will hold its regular quarterly conference call on the company's results and performance on July 26, 2012, at 9 a.m. Mountain Time (11 a.m. Eastern). The North American toll-free number for the call is 800-728-2056. International callers should dial 212-231-2905. Please use the following URL for a webcast of the live call:

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 3

http://edge.media-server.com/m/p/p7wyx88d/lan/en
For those unable to listen to the live call, a taped replay will be available at 11 a.m. Mountain Time on July 26, 2012, until 11 a.m. Mountain Time on Aug. 2, 2012. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21598133. A written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's website at www.ball.com in the investors section under “news and presentations.”

Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange rates or tax rates. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the recent global recession and its effects on liquidity, credit risk, asset values and the economy; successful or unsuccessful acquisitions; regulatory action or laws including tax, environmental, health and workplace safety, including U.S. FDA and other actions affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget and debt limit; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 4

Condensed Financial Statements (Second Quarter 2012)

Unaudited Condensed Consolidated Statements of Earnings

	Three months ended		Six months ended
($ in millions, except per share amounts)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Net sales	$2,296.3	$2,309.7	$4,339.0	$4,320.9

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(1,890.8)	(1,885.5)	(3,578.5)	(3,516.2)
Depreciation and amortization	(66.5)	(74.1)	(135.5)	(147.7)
Selling, general and administrative	(98.6)	(93.1)	(198.2)	(192.5)
Business consolidation and other activities	(2.8)	(2.9)	(7.2)	(16.4)
	(2,058.7)	(2,055.6)	(3,919.4)	(3,872.8)

Earnings before interest and taxes	237.6	254.1	419.6	448.1

Interest expense	(44.7)	(45.2)	(90.0)	(91.7)
Debt refinancing costs	–	–	(15.1)	–
Total interest expense	(44.7)	(45.2)	(105.1)	(91.7)
Earnings before taxes	192.9	208.9	314.5	356.4
Tax provision	(50.0)	(64.6)	(78.0)	(112.6)
Equity in results of affiliates	–	1.1	(0.2)	1.1

Net earnings from continuing operations	142.9	145.4	236.3	244.9

Discontinued operations, net of tax	(0.4)	(0.3)	(0.7)	(1.6)

Net earnings	142.5	145.1	235.6	243.3

Less net earnings attributable to noncontrolling interests	(3.0)	(2.0)	(7.8)	(8.9)

Net earnings attributable to Ball Corporation	$139.5	$143.1	$227.8	$234.4

Earnings per share:
Basic–continuing operations	$0.90	$0.86	$1.46	$1.40
Basic–discontinued operations	–	–	–	(0.01)
Total basic earnings per share	$0.90	$0.86	$1.46	$1.39

Diluted–continuing operations	$0.88	$0.84	$1.43	$1.38
Diluted–discontinued operations	–	–	(0.01)	(0.01)
Total diluted earnings per share	$0.88	$0.84	$1.42	$1.37

Weighted average shares outstanding (000s):
Basic	155,526	167,197	156,534	168,204
Diluted	158,981	170,684	159,943	171,541

Condensed Financial Statements (Second Quarter 2012)

Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended
($ in millions)	July 1, 2012	July 3, 2011
Cash Flows From Operating Activities:
Net earnings	$235.6	$243.3
Discontinued operations, net of tax	0.7	1.6
Depreciation and amortization	135.5	147.7
Deferred tax provision	12.7	14.0
Other, net	(47.9)	65.4
Changes in working capital	(261.5)	(308.9)
Cash provided by (used in) continuing operating activities	75.1	163.1
Cash provided by (used in) discontinued operating activities	(0.4)	(1.9)
	74.7	161.2

Cash Flows From Investing Activities:
Capital expenditures	(138.5)	(213.5)
Business acquisition	–	(295.2)
Other, net	(16.2)	(0.6)
Cash provided by (used in) investing activities	(154.7)	(509.3)

Cash Flows From Financing Activities:
Changes in borrowings, net	324.1	600.3
Issuances (purchases) of common stock, net	(248.7)	(241.1)
Dividends	(31.2)	(23.3)
Other, net	(9.7)	3.8
Cash provided by (used in) financing activities	34.5	339.7

Effect of currency exchange rate changes on cash	3.2	1.2

Change in cash	(42.3)	(7.2)
Cash–beginning of period	165.8	152.0
Cash–end of period	$123.5	$144.8

Condensed Financial Statements (Second Quarter 2012)

Unaudited Condensed Consolidated Balance Sheets

($ in millions)	July 1, 2012	July 3, 2011

Assets

Cash and cash equivalents	$123.5	$144.8
Receivables, net	1,143.1	1,215.1
Inventories, net	1,035.6	1,196.7
Deferred taxes and other current assets	209.5	168.0
Total current assets	2,511.7	2,724.6

Property, plant and equipment, net	2,203.7	2,263.0
Goodwill	2,222.3	2,372.0
Other assets, net	501.8	490.8

Total assets	$7,439.5	$7,850.4

Liabilities and Shareholders’ Equity

Current liabilities
Short-term debt and current portion of long-term debt	$499.2	$349.5
Payables and other accrued liabilities	1,389.3	1,402.3
Total current liabilities	1,888.5	1,751.8

Long-term debt	2,963.5	3,124.9
Other long-term liabilities	1,246.1	1,238.9
Shareholders’ equity	1,341.4	1,734.8

Total liabilities and shareholders’ equity	$7,439.5	$7,850.4

Notes to Condensed Financial Statements (Second Quarter 2012)

1. Business Segment Information

	Three months ended		Six months ended
($ in millions)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Sales–
Metal beverage packaging, Americas & Asia	$1,207.6	$1,164.1	$2,257.3	$2,196.4
Metal beverage packaging, Europe	556.2	607.9	1,019.2	1,050.9
Metal food & household packaging, Americas	327.6	345.7	658.0	690.4
Aerospace & technologies	210.3	199.9	411.9	391.1
Corporate and intercompany eliminations	(5.4)	(7.9)	(7.4)	(7.9)
Net sales	$2,296.3	$2,309.7	$4,339.0	$4,320.9

Earnings before interest and taxes–
Metal beverage packaging, Americas & Asia	$136.8	$126.1	$242.3	$241.7
Business consolidation and other activities	0.3	(2.5)	(1.4)	(13.4)
Total metal beverage packaging, Americas & Asia	137.1	123.6	240.9	228.3

Metal beverage packaging, Europe	65.7	84.7	119.4	137.8
Business consolidation and other activities	(0.9)	(0.3)	(2.7)	(2.9)
Total metal beverage packaging, Europe	64.8	84.4	116.7	134.9

Metal food & household packaging, Americas	31.9	41.3	59.9	81.1

Aerospace & technologies	20.2	21.7	39.9	40.4

Segment earnings before interest and taxes	254.0	271.0	457.4	484.7

Undistributed corporate expenses and intercompany eliminations, net	(14.2)	(16.8)	(34.7)	(36.5)
Business consolidation and other activities	(2.2)	(0.1)	(3.1)	(0.1)
Total undistributed corporate expenses, net	(16.4)	(16.9)	(37.8)	(36.6)

Earnings before interest and taxes	$237.6	$254.1	$419.6	$448.1

Notes to Condensed Financial Statements (Second Quarter 2012)

2. Significant Business Consolidation Activities and Other Noncomparable Items

2012

The first quarter and second quarter included charges of $2.5 million ($1.9 million after tax) and $2.9 million ($1.9 million after tax), respectively, in connection with the planned relocation of the company’s European headquarters from Germany to Switzerland in the third quarter of 2012.

The first six months of 2012 also included net charges of $1.8 million ($1.0 million after tax) for ongoing costs related to previously closed facilities.

2011

In January 2011, Ball announced plans to close its Torrance, California, U.S., beverage can manufacturing facility; relocate a 12-ounce can line from the Torrance facility to its Whitby, Ontario, Canada, facility; and expand specialty can production in its Fort Worth, Texas, U.S., facility. The company recorded charges of $10.5 million ($6.4 million after tax) and $2.2 million ($1.3 million after tax) during the first and second quarters of 2011, respectively, in connection with the closure of the Torrance facility, of which $2.3 million represented the impairment of the plant facility to its net realizable value. The impairment charge was subsequently reversed during the third quarter of 2011 and the land and building were sold during the fourth quarter of 2011 for a gain of $6.9 million ($4.2 million after tax).

Also in January 2011, the company acquired Aerocan S.A.S. for €221.7 million ($295.2 million) in cash and assumed debt. During the first quarter, the company recorded transaction costs of $2.6 million ($1.7 million after tax) related to the acquisition.

A summary of the effects of the above transactions on after-tax earnings is as follows:

	Three months ended		Six months ended
($ in millions, except per share amounts)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Net earnings attributable to Ball Corporation, as reported	$139.5	$143.1	$227.8	$234.4
Discontinued operations, net of tax	0.4	0.3	0.7	1.6
Business consolidation and other activities, net of tax	1.8	1.7	4.8	10.1
Debt refinancing costs, net of tax	–	–	9.2	–
Net earnings attributable to Ball Corporation before above transactions (Comparable Earnings)	$141.7	$145.1	$242.5	$246.1

Per diluted share before above transactions	$0.89	$0.85	$1.52	$1.43

A summary of the effects of the above transactions on earnings before interest and taxes follows:

	Three months ended		Six months ended
($ in millions)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Earnings before interest and taxes, as reported	$237.6	$254.1	$419.6	$448.1
Business consolidation and other activities	2.8	2.9	7.2	16.4
EBIT before above transactions (Comparable EBIT)	$240.4	$257.0	$426.8	$464.5

Ball’s management segregates the above comparable items to evaluate the performance of the company’s continuing operations. The information is presented on a non-U.S. GAAP basis and should be considered in connection with the unaudited condensed consolidated statements of earnings. Non-U.S. GAAP measures should not be considered in isolation.

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